STOCK EXCHANGE AGREEMENT

Stock Exchange Agreement dated April 13, 2012, by and between Quantum Corp. (“Quantum”), and Plures Technologies, Inc. (“PTI”).

RECITALS

Quantum owns Ten Thousand (10,000) shares of Preferred Stock of AMS Liquidation Corp. (f/k/a Advanced MicroSensors, Inc.), a Delaware corporation (“AMSI”).

AMSI sold substantially all of its assets to Advanced MicroSensors Corporation (f/k/a AMS Acquisition, Inc.), a New York corporation (“AMSC”).  The purchase price was Five Thousand (5,000) shares of common stock of AMSC.  Upon release from a restriction relating to the indemnification of AMSC by AMSI, such shares would be distributed to the holders of Preferred Stock of AMSI, and the portion thereof allocated to Quantum is estimated to be Three Hundred Eighty Eight (388) shares of AMSC common stock (the “Subject AMSC Common Stock”).

AMSC is a majority owned, indirect subsidiary of PTI.  The common stock of PTI (“PTI Common Stock”) is quoted for trading on the Over the Counter - Bulletin Board under the symbol “Many”.

The parties desire to exchange newly issued shares of PTI Common Stock for the Subject AMSC Common Stock.

NOW, THEREFORE, it is agreed by and between the parties hereto as follows.

SECTION 1

EXCHANGE

For good and valuable consideration, receipt of which is hereby acknowledged, PTI shall promptly following the execution and delivery of this Agreement, issue to Quantum One Thousand Four Hundred (1,400) shares of PTI Common Stock (“Subject PTI Common Stock”).  In exchange therefor, Quantum hereby irrevocably assigns and transfers to PTI all rights of every description whatsoever related to the Subject AMSC Common Stock and/or any other property it has a right to receive in lieu thereof.  No transfer or other disposition by Quantum of its Preferred Stock of AMSI shall affect the above assignment.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF QUANTUM

Quantum represents and warrants to PTI as follows:

2.1           Due Execution.  The execution and delivery of this Agreement by Quantum, and the consummation by Quantum of the transactions contemplated hereby, have been duly authorized by all requisite action of Quantum and constitute the valid and legally binding obligations of Quantum, enforceable against Quantum in accordance with their terms.

2.2           No Violation.  Neither the execution, delivery nor consummation of this Agreement by Quantum will, with the passage of time, the giving of notice, or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any law, rule, regulation, order, decree, judgment, indenture, mortgage, deed of trust, lease, instrument, contract, agreement or other restriction to which Quantum is a party or to which Quantum or its property is subject or bound.

2.3           Ownership of Stock.  Quantum owns Ten Thousand (10,000) shares of Preferred Stock of AMSI free and clear of all liens and encumbrances of every description.

2.4           No Required Consents or Approvals.  No consent or approval is required for the execution by Quantum of this Agreement or the consummation of any of the transactions contemplated herein by Quantum under any law, rule or regulation.

2.5          Knowledge of the Seller; Discussion with the Purchaser. Quantum represents and warrants that it is sophisticated and knowledgeable about companies like PTI, and understands that a substantial amount of information about PTI is set forth at the SEC website, and that it has had the opportunity to review the same. Quantum understands and acknowledges that there is no established market for the Subject AMSC Common Stock, and that if there was such, the value of the Subject AMSC Common Stock could be in excess of the value of the Subject PTI Common Stock.

2.6          Subject Information. Quantum acknowledges that (i) PTI currently may have, and later may come into possession of, information with respect to the Subject PTI Common Stock and AMSC that is not known to Quantum and that may be material to a decision of Quantum (the “Subject Information”), (ii) Quantum has determined to enter into this transaction notwithstanding Quantum’s lack of knowledge of Subject Information and (iii) PTI shall have no liability to Quantum, and Quantum waives and releases any claims that it might have against PTI whether under applicable securities laws or otherwise, with respect to the nondisclosure of Subject Information in connection with this transaction; provided, however, that Subject Information and does not affect the truth or accuracy of PTI’s representations and warranties in this Agreement.

2.7          Restricted Securities.  Quantum acknowledges that the Subject PTI Common Stock are restricted securities which, in the absence of registration under the Securities Act of 1933 as amended (the “Securities Act”), can only be resold upon compliance with Rule 144 under the Securities Act, and that a legend to such effect will be included on the certificate representing the Subject PTI Common Stock and that a stop order shall be placed against transfer of the same.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF PTI

PTI represents and warrants Quantum as follows:

3.1           Due Execution.  This Agreement has been duly executed by PTI and has been duly authorized by all requisite action of PTI.  This Agreement constitutes the valid and legally binding obligations of PTI, enforceable against PTI in accordance with its terms.

3.2   No Violation.  The execution of this Agreement by PTI and the consummation of the transactions contemplated hereby do not violate any indenture, mortgage, deed of trust or other agreement to which PTI is a party, or any order or judgment of any court to which PTI is subject.

3.3          Subject PTI Common Stock.  The Subject PTI Common Stock is duly authorized, validly issued, fully paid and non-assessable common stock of PTI.

SECTION 4

NO BROKERS

PTI, on the one hand, and Quantum, on the other hand, represents to the other that it has not engaged or dealt with any person as a broker in connection with the transactions contemplated hereby and will indemnify and hold the other party harmless from and against all costs and expenses related to a breach of this representation.

SECTION 5

MISCELLANEOUS

5.1           Expenses.  All legal and other costs and expenses incurred in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

5.2           No Assignment.  This Agreement shall be binding upon the parties, their successors and legal representatives.  This Agreement shall not be assigned by any party without the prior written consent of the other party.  No permitted assignment shall relieve the assignor of his obligations hereunder.

5.3           Notices.  All notices and other communications hereunder shall be given in writing and shall be deemed given when delivered personally, or on the first attempted date of delivery after being given to a recognized international delivery service, to the parties at the addresses set forth at the foot of this Agreement or at such other address for a party as shall be specified by like notice.

5.4           Counterparts.  This Agreement may be executed in counterparts for the convenience of the parties hereto, each of which executed counterpart shall be deemed an original but all of such executed counterparts shall be considered one and the same Agreement.

5.5           Controversy.  In the event of any controversy or dispute hereunder, the parties agree to submit the same only to the courts of the State of New York or the United States of America, sitting in the State of New York, County of New York, United States of America, and each hereby expressly submits himself or itself to the personal jurisdiction of such courts.  The party prevailing shall be entitled to be reimbursed for his or its reasonable legal fees and expenses by the party not prevailing.

5.6           Severability.  If any provision of this Agreement shall be found to be unenforceable, the validity of this Agreement shall not be affected thereby and the remaining provisions shall, as far as possible, be construed as if such unenforceable provision was not a part of this Agreement.

5.7           General.  This Agreement supersedes all prior agreements between the parties, whether written or oral, is intended as a complete and exclusive statement of the terms of the agreements between the parties and may not be changed or terminated orally but only in a writing signed by the parties.  The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Nothing in this Agreement, whether express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

1650 Technology Drive	QUANTUM CORP.
Suite 800
San Jose, CA 95110	By: /s/
Shawn Hall

5297 Parkside Drive	PLURES TECHNOLOGIES, INC.
Suite 400, Box 24
Canandaigua, NY 14424	By: /s/
Stuart M. Sieger, Vice President